Exhibit 1(ii) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                              DEUTSCHE FUNDS, INC.
                             ARTICLES SUPPLEMENTARY


      DEUTSCHE FUNDS, INC., a Maryland corporation having its principal office in the state of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Corporation is authorized to issue 17,500,000,00 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $17,500,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

            SECOND: The Board of Directors of the Corporation hereby reclassifies all of the authorized but unissued shares of Common Stock of the Corporation to increase the number of shares allocated to each Series of the Corporation, other than the Deutsche US Money Market Fund and the Deutsche Institutional US Money Market Fund, and to add a third Class of shares, which shall be designated as Class C, to each of the Deutsche European Mid-Cap Fund, the Deutsche German Equity Fund, the Deutsche European Bond Fund, the Deutsche Top 50 Europe and the Deutsche Top 50 US, such that the authorized Common Stock of the Corporation is classified as follows:

      The number of shares of Common Stock classified and allocated to the current Series of the Corporation's Common Stock are as follows:

                        ......            Number of Shares of Common
      Name of Series    ......            Stock Classified and Allocated

      Deutsche German Equity Fund               250,000,000
      Deutsche European Mid-Cap Fund                  250,000,000
      Deutsche Japanese Equity Fund             250,000,000
      Deutsche European Bond Fund               250,000,000
      Deutsche Global Bond Fund                       250,000,000
      Deutsche Top 50 Europe..                  250,000,000
      Deutsche Top 50 World...                  250,000,000
      Deutsche Top 50 Asia....                        250,000,000
      Deutsche Top 50 US......                        250,000,000
      Deutsche US Money Market Fund                5,000,000,000
      Deutsche Institutional US Money
            Market Fund                            10,000,000,000
      Unclassified      ......                        250,000,000
                        ......                    17,500,000,000

      The Common Stock of each of the Deutsche European Mid-Cap Fund, Deutsche German Equity Fund, Deutsche European Bond Fund, Deutsche Top 50 Europe and Deutsche Top 50 US shall have three Classes of shares, which shall be designated Class A, Class B and Class C of each such Series. The Common Stock of each of the Deutsche Japanese Equity Fund, Deutsche Global Bond Fund, Deutsche Top 50 World, Deutsche Top 50 Asia and the Deutsche US Money Market Fund shall have two Classes of shares, which shall be designated Class A and Class B of each such Series. The number of authorized shares of each Class of Common Stock of each such Series shall consist of the sum of x and y where: x equals the issued and outstanding shares of such Class; and y equals the authorized but unissued shares of Common Stock of all classes of such Series divided by the number of Classes of Common Stock of each such Series then authorized; provided that at all times the aggregate authorized, issued and outstanding shares of all Classes of Common Stock of each Series shall not exceed the authorized number of shares of Common Stock of each such Series; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of shares of such Class.

      The Common Stock of the Deutsche Institutional US Money Market Fund shall consist of a single class of shares of Common Stock.

            THIRD: The shares of Common Stock of the Corporation classified and reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and, except as modified hereby, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the amended and restated Charter, as amended, of the Corporation.

     FOURTH: The stock of the Corporation has been classified and reclassified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

            IN WITNESS WHEREOF, Deutsche Funds, Inc. has caused these presents to be signed in its name and on its behalf on July ___, 1998, by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                 ......            DEUTSCHE FUNDS, INC.





                        ......
Robert R. Gambee        ......            Brian A. Lee
Secretary               ......            President